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AT&T DELIVERS STRONG THIRD-QUARTER RESULTS;

GROWTH HIGHLIGHTED BY ROBUST WIRELESS GAINS,

ADVANCES IN ENTERPRISE SERVICES, ACCELERATED TV RAMP

▪	$0.50 reported earnings per diluted share compared with $0.56 in the year-earlier third quarter

▪	$0.71 adjusted earnings per diluted share, up 12.7 percent from $0.63 in the third quarter of 2006

▪
Continued revenue growth ramp: $30.1 billion reported operating revenues, compared with 15.6 billion in the year-earlier third quarter; pro forma revenue growth of 3.2 percent, up from 2.0 percent year-over-year growth in the second quarter of this year

▪	2.0 million net gain in wireless subscribers to reach 65.7 million in service

▪	14.4 percent wireless revenue growth with wireless data revenues up 63.9 percent

▪	Wireless operating income margin of 18.0 percent reported, 26.4 percent adjusted; 39.1 percent adjusted wireless OIBDA service margin, up from 35.6 percent in the year-earlier quarter

▪
Further advances in enterprise customer revenues driven by a 21.6 percent increase in Internet Protocol (IP) data revenues: year-over-year growth in recurring enterprise service revenues, second consecutive quarter of sequential growth in total and recurring enterprise revenues

▪	126,000 U-verseSM TV subscribers in service, up from 51,000 three months earlier; total video subscribers, including satellite and AT&T U-verse, up 215,000 in the third quarter to reach 2.1 million

Note: AT&T's third-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on Tuesday, Oct. 23, 2007 at www.att.com/investor.relations.

SAN ANTONIO, Oct. 23, 2007 — AT&T Inc. (NYSE:T) today posted strong third-quarter results and delivered its tenth consecutive quarter of double-digit growth in adjusted earnings per share. Results included an increase in wireless subscribers of 2.0 million, further advances in enterprise business trends and accelerated expansion of AT&T’s next-generation TV service.

    “We delivered an excellent third quarter,” said Randall Stephenson, AT&T chairman and chief executive officer. "Revenue growth continues to ramp, merger integration is on track, adjusted earnings and free cash flow are both strong.”

“At AT&T, our goal is to connect people with their world, everywhere they live and work, and do it better than anyone else,” Stephenson said. “We have assembled great assets and alliances to help us deliver on this vision. And across our business we’re innovating and working aggressively to give customers more choice about how, when and where they communicate.

“Our results show the benefit of these efforts,” Stephenson continued. “Wireless subscriber gains stepped up dramatically. Our enterprise business has greatly improved momentum. Broadband growth is solid. And our AT&T U-verse TV install rate already approaches our year-end target of 10,000 per week.

“These accomplishments reinforce our positive outlook for 2007 and the years ahead,” Stephenson said. “AT&T has a strong management team with an intense commitment to execution. We’ve made sound strategic moves to better serve customers and expand our potential in key growth areas. And our strong cash flow allows us to invest in the future of our business as we return substantial value to shareowners.”

Improved Revenue Growth

AT&T reported third-quarter revenues of $30.1 billion, up from $15.6 billion in the year-earlier quarter, prior to its Dec. 29, 2006 acquisition of BellSouth Corporation and the accompanying consolidation of wireless results.

In addition to reported results, to provide a further basis for comparison, AT&T provides pro forma results, which combine revenues from AT&T, BellSouth and Cingular Wireless consistently for all periods. On this basis, AT&T's third-quarter 2007 revenues totaled $30.3 billion, up 3.2 percent versus results for the year-earlier quarter. This increase is up from year-over-year growth of 2.0 percent in the second quarter of 2007 and 1.7 percent in the quarter before that.  Sequentially, versus the second quarter of this year, pro forma revenues were up 1.8 percent.

This ramp in revenue growth was driven by AT&T’s double-digit increase in wireless revenues along with improved trends in enterprise services. In addition, AT&T’s regional business revenues delivered continued solid growth, and regional consumer revenues were up modestly. These results more than offset anticipated declines in revenues from wholesale and national mass market customers.

Double-Digit Growth in Adjusted Earnings Per Share

AT&T’s reported net income for the third quarter totaled $3.1 billion compared with $2.2 billion in the year-earlier quarter. Reported earnings per diluted share totaled $0.50 versus $0.56 in the third quarter of 2006.

Compared with reported results in the third quarter of 2006, AT&T’s reported operating expenses were $24.8 billion, up from $12.7 billion; reported operating income was $5.3 billion, up from $2.9 billion; and AT&T’s reported operating income margin was 17.6 percent versus 18.7 percent. Third-quarter reported operating income margin comparisons reflect increased merger-related costs in 2007.

AT&T’s adjusted third-quarter earnings, which exclude costs and accounting effects associated with major acquisitions, were $4.3 billion, or $0.71 per diluted share, up from $2.4 billion, or $0.63 per diluted share, in the year-earlier quarter.

AT&T’s adjusted operating income for the third quarter of 2007 was $7.2 billion, compared with $3.1 billion in the year-earlier quarter. AT&T’s adjusted operating income margin was 23.7 percent, up from 19.5 percent in the third quarter of 2006.

AT&T’s third-quarter reported and adjusted operating income was reduced by items with a pretax impact of $171 million for legal liabilities, nonmerger severance and other non-recurring adjustments. At the net income level, these costs were offset by income tax adjustments.

AT&T’s merger integration initiatives continue on schedule, and merger synergies continue to run ahead of the company’s original outlook. In the first three quarters of 2007, cost savings from BellSouth and AT&T Corp. merger integration totaled approximately $2.8 billion, approximately 70 percent expense and 30 percent capital. AT&T continues to expect synergies from these mergers to reach more than $3 billion for the full year 2007, growing to more than $5 billion in 2008 and more than $6 billion in 2009.

Increased Cash From Operations

AT&T’s cash from operating activities totaled $9.2 billion in the third quarter and $24.2 billion year to date through the third quarter, up from $10.6 billion in the first three quarters of 2006. In addition to operational progress, increased cash from operating activities reflects the inclusion of results from former BellSouth operations and the accompanying consolidation of wireless results.

Capital expenditures totaled $4.7 billion in the third quarter and $12.1 billion for the first three quarters of 2007.

Free cash flow after dividends totaled $2.4 billion in the third quarter and $5.5 billion through the first three quarters of 2007. AT&T now expects full-year 2007 free cash flow after dividends in the $6 billion to $7 billion range, up from its previous outlook of $5 billion to $6 billion. (Free cash flow after dividends is cash from operations minus capital expenditures and dividends.)

Dividends and Share Repurchases

AT&T continues to return substantial value to shareowners through dividends and share repurchases.

Dividends paid totaled $2.2 billion in the quarter and $6.6 billion for the first three quarters of the year.

AT&T repurchased 50.5 million of its shares in the third quarter for $2.0 billion and ended the quarter with 6.1 billion shares outstanding. In the first three quarters of the year, AT&T repurchased 229.6 million of its shares for $8.9 billion.

Combining dividends and share repurchases, through the first three quarters of 2007, AT&T returned $15.5 billion of value to shareowners.

At the end of the third quarter, AT&T had 86.2 million shares remaining in its current repurchase authorization, and the company expects to continue repurchases. The timing and nature of repurchases are subject to market conditions and applicable securities laws.

Third-Quarter Operational Highlights

Wireless

In the third quarter, AT&T’s wireless operations boosted subscriber additions and delivered strong growth in revenues and operating income, reflecting the company’s broad network coverage, attractive handset selection and quality customer care.

AT&T is the United States’ wireless leader with 65.7 million subscribers, operates the nation’s largest wireless digital voice and data network, and through roaming alliances around the world provides the largest global presence among U.S. wireless carriers. In the third quarter, AT&T achieved:

▪
Record Wireless Subscriber Gains. AT&T achieved a net gain of 2.0 million wireless subscribers, the highest third-quarter subscriber increase in the company’s history. Versus AT&T’s gain in the year-earlier third quarter, net subscriber additions were up 46.8 percent. Third-quarter retail postpaid net adds totaled 1.2 million, up 30.6 percent compared with postpaid subscriber additions in the year-earlier quarter.

▪
Strong Gross Adds.  Gross wireless subscriber additions totaled 5.3 million in the third quarter, up 15.8 percent versus third-quarter 2006 results, continuing AT&T’s strength in flow share. Overall average monthly subscriber churn was 1.7 percent, down 10 basis points versus the year-earlier third quarter, and postpaid churn was 1.3 percent, down 20 basis points from the third quarter of 2006. Sequentially, versus second-quarter 2007 results, churn levels were up slightly, reflecting typical third-quarter seasonality.

▪
Accelerated Wireless Revenue Growth. AT&T’s wireless revenues totaled $10.9 billion, up 14.4 percent from the year-earlier quarter. This marked AT&T’s fifth consecutive quarter of improved wireless revenue growth. Wireless service revenues, which exclude handset and accessory sales, grew 13.7 percent to $9.9 billion.

▪
Robust Growth in Wireless Data Services. Wireless data revenues increased 63.9 percent versus results in the year-earlier quarter, driven by increases in both consumer and business data usage including messaging, media bundles, laptop connectivity, smart phone connectivity and enterprise vertical market solutions. This was AT&T’s fifth straight quarter with year-over-year data revenue growth above 60 percent.

▪
Continued ARPU Growth. AT&T also posted its fifth consecutive quarter of year-over-year growth in wireless service ARPU, which was $50.82 in the third quarter, up 2.0 percent versus the year-earlier quarter. Postpaid ARPU growth was even stronger, up more than 5 percent.

▪
Strong Operating Income Growth. AT&T delivered strong growth in wireless operating income in the third quarter. On a reported basis, third-quarter wireless operating expenses totaled $9.0 billion, and operating income was $2.0 billion, up 38.6 percent from $1.4 billion in the third quarter of 2006. Before merger-related costs, third-quarter wireless operating expenses totaled $8.1 billion and operating income was $2.9 billion, up 54.1 percent from $1.9 billion in the third quarter of 2006.

▪
Further Margin Expansion. AT&T's reported wireless operating income margin was 18.0 percent, up from 14.8 percent in the year-earlier quarter, and before merger-related costs, AT&T's adjusted wireless operating income margin was 26.4 percent, up from 19.6 percent in the third quarter of 2006. AT&T's unadjusted third-quarter wireless OIBDA service margin was 37.3 percent, up from 34.6 percent in the year-earlier quarter. Before merger-related costs, AT&T's wireless OIBDA service margin was 39.1 percent, up from 35.6 percent for the year-earlier quarter. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline

AT&T's third-quarter wireline results were highlighted by further advances in enterprise revenue trends and continued solid regional results including strong broadband gains and an accelerated ramp in AT&T U-verse video growth.

The following wireline highlights are based on pro forma revenue and volume comparisons that combine results from AT&T and BellSouth in all periods and include ongoing shifts in customer categories to reflect AT&T's management of customer relationships. In the third quarter, AT&T delivered:

▪
Further Improvement in Enterprise Trends Driven by Strong Volumes and 21.6 Percent Growth in IP Data Revenues. Total enterprise revenues were $4.8 billion, down 0.3 percent versus the year-earlier third quarter and up 1.0 percent sequentially. Recurring enterprise service revenues, which exclude CPE revenues as well as results from assets acquired during the past year, were up 0.3 percent versus the year-earlier quarter and up 1.4 percent sequentially. This marked AT&T’s second consecutive quarter of sequential growth in both total and recurring enterprise revenues and its fifth consecutive quarter of steady improvement in year-over-year comparisons for recurring enterprise revenues.

▪
Solid Regional Business Growth Including 6 Percent Growth from Small and Midsized Firms. Total regional business revenues increased 3.4 percent versus the year-earlier quarter to $3.1 billion, continuing solid trends of recent quarters. Regional business data revenues, which make up 29.3 percent of the category, delivered 6.9 percent growth, led by gains in broadband, managed Internet, Ethernet and VPN services.

▪
Accelerated Ramp in Video Services. At the end of the third quarter, subscribers to AT&T U-verse, the company’s next-generation, IP-based video service, totaled 126,000, up from 51,000 three months earlier. Weekly install rates in the final weeks of the quarter approached 10,000, up from approximately 5,500 three months earlier. Total video connections, which include AT&T U-verse service and bundled satellite television service, increased by 215,000 in the quarter to 2.1 million. At the end of the third quarter, 6.7 percent of AT&T's primary consumer lines had a video solution from AT&T, up from 4.2 percent one year earlier.

▪
Solid Broadband Gains. AT&T's high speed Internet connections, which include DSL, AT&T U-verse high speed Internet and satellite broadband services, increased by 499,000 in the quarter to reach 13.8 million, up 2.2 million, or 18.6 percent, over the past year.

▪
Continued Growth in Consumer Connections. AT&T regional consumer revenue connections (retail access lines, high speed Internet plus video connections) totaled 49.6 million at the end of the third quarter, up 895,000 or 1.8 percent over the past year, and regional consumer revenues grew 0.1 percent. Growth in connections reflects gains in high speed Internet and video over the past year totaling 2.7 million, which more than offset net declines in traditional retail consumer access lines.

Additional Background on Adjusted and Pro Forma Results

AT&T’s reported results for the third quarter of 2006 do not include revenues and expenses from BellSouth Corporation, which AT&T acquired on Dec. 29, 2006, or from Cingular Wireless, whose results before the BellSouth transaction were accounted for as part of a joint venture. To give investors further basis for comparison, in addition to historical reported results, AT&T has provided supplementary pro forma results for 2005 and 2006, which combine revenues from AT&T, BellSouth and Cingular Wireless in all periods. These pro forma results are available at www.att.com/investor.relations.

AT&T's adjusted earnings for the third quarter of 2007 exclude: (1) pretax integration and amortization costs totaling $1.8 billion related to AT&T's 2006 acquisition of BellSouth Corporation, its 2005 acquisition of AT&T Corp., and Cingular Wireless' 2004 acquisition of AT&T Wireless; and (2) a reduction to operating income of $132 million due to the merger-related purchase accounting treatment of deferred Advertising & Publishing revenues and associated expenses. Combined, these adjustments reduced third-quarter 2007 reported earnings per share by $0.21. Adjusted results for the third quarter of 2006 excluded pretax merger-related costs totaling $412 million, or $0.07 per diluted share.

AT&T's 2007 Advertising & Publishing results are affected by the BellSouth acquisition. Prior to its acquisition by AT&T, BellSouth amortized the revenues and expenses of printed directory advertising books over the lives of the directories, typically 12 months. In accordance with purchase accounting rules, BellSouth's deferred revenues and expenses for all directories delivered prior to the close of the merger have been eliminated in consolidated results. In 2007, eliminating this amortization results in reductions to consolidated revenues, expenses and net income from the pre-acquisition BellSouth directory operations, but the adjustment does not affect cash from operations. These adjustments reduced third-quarter 2007 consolidated revenues by $196 million and consolidated operating expenses by $64 million.

AT&T continues to manage its print directory business using amortized results. As a result, amortized results are shown in the Advertising & Publishing segment on AT&T's Statement of Segment Income. In 2008, consolidated and segment results will both reflect amortization accounting.

As shown in AT&T's Statement of Segment Income, AT&T's Advertising & Publishing revenues totaled $1.5 billion in the third quarter, operating expenses were $1.0 billion and operating income was $464 million.

Also excluding merger-related intangible amortization and integration costs, third-quarter Advertising & Publishing operating expenses were $763 million and operating income was $694 million.

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About AT&T
AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services and the nation's leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com.

© 2007 AT&T Intellectual Property. All rights reserved. AT&T, AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow. Previously released pro forma comparisons are available on AT&T's Investor Relations Web site at www.att.com/investor.relations.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow after dividends is defined as cash from operations minus capital expenditures and dividends. Management reviews free cash flow monthly as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes business decisions based on this measure. Management also views free cash flow as a measure of cash available to pay debt and return value to shareowners.